UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2021 (November 16, 2021)

ENTERPRISE FINANCIAL SERVICES CORP

(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On November 17, 2021, Enterprise Financial Services Corp (the “Company”) issued and sold 3,000,000 depositary shares, including 200,000 shares issued upon the exercise in full by the underwriters of their overallotment option (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share (the “Series A Preferred Stock”). On November 16, 2021, the Company filed a certificate of designations to its certificate of incorporation, as amended (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences, special rights, and qualifications of the Series A Preferred Stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including, dividend, voting, redemption and liquidation rights). The Depositary Shares were sold in a public offering under the Company’s Registration Statement on Form S-3 (File No. 333-237612) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission and pursuant to an underwriting agreement, dated as of November 9, 2021 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. as representative of the several underwriters listed in Schedule A thereof.

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any preferred stock ranking on parity with or junior to the Series A Preferred Stock is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period. The Series A Stock Preferred has a liquidation preference of $1,000 per share.

The description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of November 17, 2021 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The shares of Series A Preferred Stock were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.1 and the form of Depositary Receipt is attached hereto as Exhibit 4.2. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On November 16, 2021, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, amending the Company’s certificate of incorporation, as amended, by establishing the newly authorized Series A Preferred Stock of the Company consisting of 75,000 authorized shares. The Certificate of Designations was accepted for record, and became effective, on November 16, 2021. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designations, which is attached hereto as Exhibit 3.1, both of which are incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

On November 17, 2021, the Company completed the issuance and sale of 3,000,000 Depositary Shares, including 200,000 shares issued upon the exercise in full by the underwriters of their overallotment option pursuant to the Underwriting Agreement. The Depositary Shares were issued pursuant to the Deposit Agreement. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. A copy of the Deposit Agreement is attached hereto as Exhibit 4.1 and the form of Depositary Receipt representing the Depositary Shares is included as Exhibit A of the Deposit Agreement. A copy of the legal opinion as to the legality of the issuance and sale of the Depositary Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-237612).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and between Enterprise Financial Services Corp and Keefe, Bruyette, and Woods, Inc., dated November 9, 2021 (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed on November 12, 2021).

3.1	Certificate of Designations for the 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, effective November 16, 2021.

4.1	Deposit Agreement, dated November 17, 2021, by and among Enterprise Financial Services Corp, Computershare Inc. and Computershare Trust Company N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto).

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date: November 17, 2021
/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer